EXHIBIT 99.1

SACRAMENTO, CA - DECEMBER 13, 2000

AMERICAN RIVER HOLDINGS REPORTS COMBINED EARNINGS

Sacramento, CA, December 13, 2000 - On October 25, 2000, American River Holdings (Nasdaq: AMRB) consummated its merger with North Coast Bank. On December 12, 2000, the company filed Form 8-K with the Securities and Exchange Commission releasing its unaudited historical combined balance sheet as of November 30, 2000 and statement of operations for the eleven months ended November 30, 2000 and 1999 which reflect the combined operations of the two entities prior to the combination and for 36 days after the effective date of the merger. This financial information reflects the application of the pooling of interests method of accounting for the combination.

On a combined basis, total assets were $273,141,000. Total Net Income for the eleven months ended November 30, 2000 was $3,268,000 compared to $2,781,000 for 1999.

American River Holdings is the parent company of American River Bank, a community business bank in Sacramento, first source capital, a company that arranges equipment lease financing for businesses, and North Coast Bank, a community business bank in Sonoma County.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT AMERICAN RIVER
HOLDINGS' AND SUBSIDIARIES' FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES AND FUTURE PERFORMANCE. A NUMBER OF FACTORS, ANY OF WHICH ARE BEYOND THE CONTROL OF AMERICAN RIVER HOLDINGS OR ITS SUBSIDIARIES, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.
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AMERICAN RIVER HOLDINGS
BALANCE SHEET (UNAUDITED)
November 30, 2000 (In thousands)


ASSETS

Cash and due from banks                                             $    14,942
Federal funds sold                                                          170
Interest-bearing deposits in banks                                        5,738
Available-for-sale investment securities                                 32,183
Held-to-maturity investment securities, at amortized cost
  (market value of $16,666)                                              16,670
Loans and leases, less allowance for loan and lease
  losses of $2,618                                                      194,602
Bank premises and equipment, net                                          1,581
Intangibles                                                                 137
Accounts receivable servicing receivables                                 3,149
Accrued interest receivable and other assets                              3,969
                                                                    -----------

                                                                    $   273,141
                                                                    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                              $    58,128
  Interest bearing                                                      173,837
                                                                    -----------
    Total deposits                                                      231,965

Other borrowings                                                         14,787
Accrued interest payable and other liabilities                            2,213
                                                                    -----------

    Total liabilities                                                   248,965
                                                                    -----------

Shareholders' equity:
   Common stock                                                          12,270
  Retained earnings                                                       8,646
  Current period earnings                                                 3,268
  Accumulated other comprehensive loss                                       (8)
                                                                    -----------

    Total shareholders' equity                                           24,176
                                                                    -----------

                                                                    $   273,141
                                                                    ===========

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AMERICAN RIVER HOLDINGS
STATEMENT OF OPERATIONS (UNAUDITED)
Eleven Months Ended November 30,
(In thousands)

                                                             2000        1999
                                                         ----------   ----------
Interest income:
  Interest and fees on loans                             $   15,591   $   12,676
  Interest on investment securities:
   Taxable                                                    2,430        1,883
       Exempt from Federal income taxes                         423          305

   Dividends                                                     73           59
  Interest on Federal funds sold                                348          419
  Interest on deposits in banks                                 376          299
                                                         ----------   ----------
    Total interest income                                    19,241       15,641

Interest expense:
  Deposits                                                    6,650        4,825
Other borrowings                                                261          144
                                                         ----------   ----------

    Total interest expense                                    6,911        4,969
                                                         ----------   ----------

    Net interest income                                      12,330       10,672
Provision for loan and lease losses                             605          553
                                                         ----------   ----------

    Net interest income after provision for
      loan and lease losses                                  11,725       10,119
                                                         ----------   ----------

Non-interest income:
  Service charges                                               551          489
  Other fees and charges                                      1,445        1,084
                                                         ----------   ----------

    Total non-interest income                                 1,996        1,573
                                                         ----------   ----------

Other expenses:
  Salaries and employee benefits                              4,477        3,965
  Occupancy and equipment                                     1,116        1,053
  Merger expenses                                               561         --
  Other                                                       2,233        2,195
                                                         ----------   ----------

    Total other expenses                                      8,387        7,213
                                                         ----------   ----------

    Income before income taxes                                5,334        4,479

Income taxes                                                  2,066        1,698
                                                         ----------   ----------

    Net income                                           $    3,268   $    2,781
                                                         ==========   ==========

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